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                                   EXHIBIT 21

                            SCHEDULE OF SUBSIDIARIES

Following is a list of the registrant's subsidiaries at February 29, 1996.

                                                    State of Incorporation
              Name                                     Or Organization
              ----                                     ---------------
              The Bank of Newport                           Oregon
              The Commercial Bank                           Oregon
              Coban, Inc.                                   Oregon
              Valley Commercial Bank                        Oregon




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